EXHIBIT 99.1

MercadoLibre, Inc. Reports Financial Results for Second Quarter 2013

* Gross Merchandise Volume of $1.7 Billion, a 45% Growth in Local Currencies

* Total Payments Volume of 577.9 Million, a 54% Growth in Local Currencies

* Net Revenues Grew to 112.2 Million, a 38% Growth in Local Currencies

* Earnings Per Share During Q2'13 Were $0.67

BUENOS AIRES, Argentina, Aug. 1, 2013 (GLOBE NEWSWIRE) -- MercadoLibre, Inc. (Nasdaq:MELI) (http://www.mercadolibre.com), Latin America's leading e-commerce technology company, today reported financial results for the second quarter ended June 30, 2013.

Marcos Galperin, President and Chief Executive Officer of MercadoLibre, Inc., commented, "Our strong performance this quarter validates the strength of our ecosystem and highlights our ability to execute on our strategic initiatives. We continue to focus on improving the user experience on our platform, making it easier for consumers in the region to transition to on-line commerce, reflected in this second consecutive quarter of accelerating growth in sold items. We are pleased with our results thus far, and remain excited about the opportunity ahead of us."

Financial Results Summary

MercadoLibre reported consolidated net revenues for the three months ended June 30, 2013 of $112.2 million, representing a year-over-year growth of 38.3% in local currencies, and 26.3% in USD.

For the three months ended June 30, 2013, gross merchandise volume grew to $1,725.4 million, while total payment volume reached $577.9 million. In local currencies, gross merchandise volume grew 45.0% year-over-year, while payment volume grew 54.2% year-over-year, USD growth was 32.8% and 40.4% respectively.

Items sold on MercadoLibre during the second quarter 2013 increased 27.1% to 20.1 million, while total payments transactions through MercadoPago increased 34.7% to 7.4 million.

Gross profit for the second quarter of 2013 was $81.1 million. Gross profit margin for the period was 72.3%, down from 73.1% during the second quarter of 2012.

Total operating expenses during the second quarter 2013 were $45.7 million. Total operating expenses as a percentage of net revenues for the second quarter of 2013 were 40.7%, an increment of 348 basis points compared to 37.2% for the same quarter one year earlier.

Income from operations for the second quarter 2013 was $35.4 million, representing a year-over-year growth of 23.0% in local currencies. Operating income margin for the period was 31.6%, down from 35.9% during the second quarter of 2012. Operating Income Margin was up 379 bps versus 27.8% in Q1'13.

Net income before taxes was $40.7 million. The blended tax rate for the quarter was of 26.3%, as compared to 27.7% during the same quarter one year earlier.

Consequently, Net income for the three months ended June 30, 2013, was $30.0 million. Earnings per share for the second quarter of 2013 were $0.67.

Free cash flow, defined as cash from operating activities less payment for the acquisition of property, equipment, intangible assets and payment for acquired business net of cash acquired, was -$6.2 million for the three months ended June 30, 2013, as a result of purchase of commercial real estate in Venezuela and Argentina.*

(*) See note on "Non-GAAP Financial Measures"

The following table summarizes certain key performance metrics for the three months ended June 30, 2013 and 2012.

Three month ended June 30, (in MM)	2013	2012	%YoY	%YoY Constant USD
Total confirmed registered users at the end of period	90.2	73.2	23.3%	--
New confirmed registered users during the period	4.5	3.7	21.9%	--
Gross merchandise volume	$ 1,725.4	$ 1,299.2	32.8%	45.0%
Items sold	20.1	15.8	27.1%	--
Total payments volume	$ 577.9	$ 411.6	40.4%	54.2%
Total payments transactions	7.4	5.5	34.7%	--

Table of Year-on-Year Local Currency Revenue Growth Rates by Quarter

	YoY Growth rates at previous years exchange rates
Consolidated Net Revenues
	Q2'12	Q3'12	Q4'12	Q1'13	Q2'13
Brazil	36%	25%	19%	28%	22%
Argentina	81%	69%	62%	63%	66%
Mexico	30%	29%	19%	15%	19%
Venezuela	72%	57%	43%	49%	68%
Others	30%	20%	15%	13%	19%
Total	47%	37%	31%	36%	38%

Conference Call and Webcast

The Company will host a conference call and audio webcast on August 1, 2013 at 4:30 p.m. Eastern Time. The conference call may be accessed by dialing +(970) 315-0420 or +(877) 303-7209 (Conference ID 23056606) and requesting inclusion in the call for MercadoLibre. The live conference call can be accessed via audio webcast at the investor relations section of the Company's website, at http://investor.mercadolibre.com. An archive of the webcast will be available for one week following the conclusion of the conference call.

Definition of Selected Operational Metrics

Total confirmed registered users – Measure of the cumulative number of users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. As of July'12, registration and confirmation take place in the same step of the registration flow.

New confirmed registered users – Measure of the number of new users who have registered on the MercadoLibre platform (including MercadoPago) and confirmed their registration. As of July'12, registration and confirmation take place in the same step of the registration flow.

Gross merchandise volume – Measure of the total U.S. dollar sum of all transactions completed through the MercadoLibre Marketplace, excluding motor vehicles, vessels, aircraft, real estate, and services.

Items sold – Measure of the number of items sold/purchased through the MercadoLibre Marketplace.

Total payment volume – Measure of total U.S. dollar sum of all transactions paid for using MercadoPago.

Total payment transactions – Measure of the number of all payment completed transactions using MercadoPago.

Operating margin – Defined as income from operations as a percentage of net revenues.

Blended tax rate – Defined as income and asset tax expense as a percentage of income before income and assets tax.

Net income margin – Defined as net income as a percentage of net revenues.

Free Cash Flow – Defined as cash flows from operating activities less property, equipment, intangible assets and payment for acquired business net of cash acquired.

Local Currency Growth Rates – Calculated by using the average monthly exchange rate for each month during the previous year and applying it to the corresponding month in the current year, so as to calculate what the growth would have been had exchange rates been the same throughout both periods.

About MercadoLibre

Founded in 1999, MercadoLibre is Latin America's leading e-commerce technology company. Through its primary platforms, MercadoLibre.com and MercadoPago.com, it provides solutions to individuals and companies buying, selling, advertising, and paying for goods and services online.

MercadoLibre.com serves millions of users and creates a market for a wide variety of goods and services in an easy, safe and efficient way. The site is among the top 50 in the world in terms of page views and is the leading retail platform in unique visitors in the major countries in which it operates according to metrics provided by comScore Networks.  The Company is listed on NASDAQ (Nasdaq:MELI) following its initial public offering in 2007.

For more information about the company visit: http://investor.mercadolibre.com.

The MercadoLibre, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4193

Consolidated balance sheets
	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$ 131,191,347	$ 101,489,002
Short-term investments	71,299,941	93,694,805
Accounts receivable, net	21,323,148	19,837,022
Credit cards receivables, net	61,619,241	35,816,506
Prepaid expenses	3,522,020	2,080,079
Deferred tax assets	12,650,847	11,040,543
Other assets	11,393,068	11,403,218
Total current assets	312,999,612	275,361,175
Non-current assets:
Long-term investments	59,437,585	85,955,584
Property and equipment, net	80,081,659	37,726,222
Goodwill	59,558,023	60,366,063
Intangible assets, net	6,717,766	7,279,865
Deferred tax assets	4,827,859	5,862,247
Other assets	5,959,728	6,118,120
Total non-current assets	216,582,620	203,308,101

Total assets	$ 529,582,232	$ 478,669,276

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$ 31,467,967	$ 23,976,613
Funds payable to customers	114,370,081	101,472,662
Salaries and social security payable	19,395,436	19,974,463
Taxes payable	15,371,128	19,210,568
Loans payable and other financial liabilities	11,870,676	84,570
Dividends payable	6,313,869	4,812,396
Total current liabilities	198,789,157	169,531,272
Non-current liabilities:
Salaries and social security payable	6,324,543	3,452,445
Loans payable and other financial liabilities	33,977	59,493
Deferred tax liabilities	8,134,726	8,975,290
Other liabilities	3,395,767	2,837,150
Total non-current liabilities	17,889,013	15,324,378
Total liabilities	$ 216,678,170	$ 184,855,650

Commitments and contingencies (Note 7)
Redeemable noncontrolling interest	$ 4,000,000	$ 4,000,000
Equity:
Common stock, $0.001 par value, 110,000,000 shares authorized, 44,152,933 and 44,150,920 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	$ 44,153	$ 44,151
Additional paid-in capital	120,491,485	120,468,759
Retained earnings	252,781,049	218,083,844
Accumulated other comprehensive loss	(64,412,625)	(48,783,128)
Total Equity	308,904,062	289,813,626

Total Liabilities, Redeemable Noncontrolling Interest and Equity	$ 529,582,232	$ 478,669,276

Consolidated statements of income
	Six Months Ended June 30,		Three Months Ended June 30,
	2013	2012	2013	2012
Net revenues	$ 214,909,107	$ 172,580,065	$ 112,183,360	$ 88,844,059
Cost of net revenues	(59,726,378)	(44,989,178)	(31,077,211)	(23,892,881)
Gross profit	155,182,729	127,590,887	81,106,149	64,951,178

Operating expenses:
Product and technology development	(19,142,610)	(13,719,892)	(9,760,220)	(6,133,819)
Sales and marketing	(43,161,483)	(34,233,040)	(20,823,546)	(16,805,362)
General and administrative	(28,858,158)	(22,822,289)	(15,073,088)	(10,127,077)
Total operating expenses	(91,162,251)	(70,775,221)	(45,656,854)	(33,066,258)
Income from operations	64,020,478	56,815,666	35,449,295	31,884,920

Other income (expenses):
Interest income and other financial gains	5,596,320	6,070,862	2,202,314	2,982,303
Interest expense and other financial losses	(892,020)	(551,617)	(531,668)	(474,300)
Foreign currency gains (losses)	(2,648,848)	(283,969)	3,600,866	749,008
Other gains (losses), net	(2,340)	(11,263)	1,393	(7,009)
Net income before income / asset tax expense	66,073,590	62,039,679	40,722,200	35,134,922

Income / asset tax expense	(18,529,981)	(17,007,817)	(10,701,182)	(9,740,098)
Net income	$ 47,543,609	$ 45,031,862	$ 30,021,018	$ 25,394,824

Less: Net Income attributable to Redeemable
Noncontrolling Interest	84,715	18,060	42,377	15,632
Net income attributable to MercadoLibre, Inc. shareholders	$ 47,458,894	$ 45,013,802	$ 29,978,641	$ 25,379,192

	Six Months Ended June 30,		Three Months Ended June 30,
	2013	2012	2013	2012
Basic EPS
Basic net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 1.07	$ 1.02	$ 0.67	$ 0.57

Weighted average of outstanding common shares	44,152,132	44,145,038	44,152,933	44,147,999

Diluted EPS
Diluted net income attributable to MercadoLibre, Inc.
Shareholders per common share	$ 1.07	$ 1.02	$ 0.67	$ 0.57

Weighted average of outstanding common shares	44,152,132	44,149,178	44,152,933	44,152,133

Consolidated statements of cash flows
	Six Months Ended June 30,
	2013	2012
Cash flows from operations:
Net income attributable to MercadoLibre, Inc. Shareholders	$ 47,458,894	$ 45,013,802
Adjustments to reconcile net income to net cash provided by operating activities:
Net Income attributable to Redeemable Noncontrolling Interest	84,715	18,060
Net Devaluation Loss in Venezuela	6,420,929	--
Depreciation and amortization	5,456,023	4,057,471
Accrued interest	(2,985,764)	(6,221,322)
LTRP accrued compensation	4,297,543	2,202,842
Deferred income taxes	(1,815,001)	145,970
Changes in assets and liabilities:
Accounts receivable	(8,218,798)	(3,034,916)
Credit Card Receivables	(31,226,712)	(5,810,748)
Prepaid expenses	(1,604,294)	(730,975)
Other assets	(1,761,828)	(453,355)
Accounts payable and accrued expenses	12,375,483	5,682,625
Funds payable to customers	21,955,337	13,461,760
Other liabilities	2,333,387	548,167
Interest received from investments	6,391,850	3,609,409
Net cash provided by operating activities	59,161,764	58,488,790
Cash flows from investing activities:
Purchase of investments	(411,974,519)	(205,377,324)
Proceeds from sale and maturity of investments	449,386,936	186,841,187
Payment for acquired businesses, net of cash acquired	(3,224,162)	--
Purchases of intangible assets	(12,657)	(1,390,738)
Purchases of property and equipment (*)	(38,093,323)	(8,323,905)
Net cash provided by (used in) investing activities	(3,917,726)	(28,250,780)
Cash flows from financing activities:
Dividends paid	(11,126,265)	(8,343,398)
Repurchase of Common Stock	(1,012,216)	--
Stock options exercised	3,020	2,400
Net cash used in financing activities	(12,135,461)	(8,340,998)
Effect of exchange rate changes on cash and cash equivalents	(13,406,232)	(1,682,959)
Net increase in cash and cash equivalents	29,702,345	20,214,053
Cash and cash equivalents, beginning of the period	101,489,002	67,381,677

Cash and cash equivalents, end of the period	$ 131,191,347	$ 87,595,730

(*) Net of financial liabilities, see Note 5 "Office building acquisition agreement in Buenos Aires"

Financial results of reporting segments
	Three Months Ended June 30, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 51,116,153	$ 29,000,836	$ 7,823,566	$ 17,563,547	$ 6,679,258	$ 112,183,360
Direct costs	(27,849,992)	(16,203,748)	(5,122,425)	(6,478,796)	(3,215,003)	(58,869,964)
Direct contribution	23,266,161	12,797,088	2,701,141	11,084,751	3,464,255	53,313,396

Operating expenses and indirect costs of net revenues						(17,864,101)
Income from operations						35,449,295

Other income (expenses):
Interest income and other financial gains						2,202,314
Interest expense and other financial losses						(531,668)
Foreign currency gain						3,600,866
Other gains, net						1,393
Net income before income / asset tax expense						$ 40,722,200

	Three Months Ended June 30, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 44,205,857	$ 20,561,213	$ 6,046,812	$ 12,417,318	$ 5,612,859	$ 88,844,059
Direct costs	(25,066,435)	(9,543,476)	(3,269,574)	(3,728,913)	(2,896,426)	(44,504,824)
Direct contribution	19,139,422	11,017,737	2,777,238	8,688,405	2,716,433	44,339,235

Operating expenses and indirect costs of net revenues						(12,454,315)
Income from operations						31,884,920

Other income (expenses):
Interest income and other financial gains						2,982,303
Interest expense and other financial losses						(474,300)
Foreign currency gain						749,008
Other losses, net						(7,009)
Net income before income / asset tax expense						$ 35,134,922

	Six Months Ended June 30, 2013
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 98,881,836	$ 54,621,583	$ 15,613,867	$ 32,694,097	$ 13,097,724	$ 214,909,107
Direct costs	(58,843,536)	(29,679,458)	(9,239,252)	(12,486,903)	(6,082,984)	(116,332,133)
Direct contribution	40,038,300	24,942,125	6,374,615	20,207,194	7,014,740	98,576,974

Operating expenses and indirect costs of net revenues						(34,556,496)
Income from operations						64,020,478

Other income (expenses):
Interest income and other financial gains						5,596,320
Interest expense and other financial losses						(892,020)
Foreign currency loss						(2,648,848)
Other losses, net						(2,340)
Net income before income / asset tax expense						$ 66,073,590

	Six Months Ended June 30, 2012
	Brazil	Argentina	Mexico	Venezuela	Other Countries	Total

Net revenues	$ 86,370,511	$ 38,677,682	$ 12,630,678	$ 23,658,890	$ 11,242,304	$ 172,580,065
Direct costs	(50,809,649)	(17,666,411)	(6,916,211)	(8,576,248)	(5,712,094)	(89,680,613)
Direct contribution	35,560,862	21,011,271	5,714,467	15,082,642	5,530,210	82,899,452

Operating expenses and indirect costs of net revenues						(26,083,786)
Income from operations						56,815,666

Other income (expenses):
Interest income and other financial gains						6,070,862
Interest expense and other financial losses						(551,617)
Foreign currency loss						(283,969)
Other losses, net						(11,263)
Net income before income / asset tax expense						$ 62,039,679

Non-GAAP Financial Measures

To supplement the Company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), MercadoLibre uses free cash flows, adjusted net income before income / asset tax, adjusted income / asset tax, adjusted net income, adjusted blended tax rate and adjusted earnings per share as non-GAAP measures.

These non-GAAP measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MercadoLibre's results of operations as determined in accordance with GAAP. These non-GAAP financial measures should only be used to evaluate MercadoLibre's results of operations in conjunction with the most comparable GAAP financial measures.

Reconciliation of these non-GAAP financial measures to the most comparable GAAP financial measure can be found in the tables included in this press release.

Non-GAAP financial measures are provided to enhance investors' overall understanding of the Company's current financial performance. Specifically, we believe that free cash flow provides useful information to both management and investors by excluding payments for the acquisition of property, equipment, of intangible assets and of businesses net of cash acquired, that may not be indicative of the Company's core operating results. In addition, we report free cash flows to investors because we believe that the inclusion of this measure provides consistency in the Company's financial reporting.

Free cash flow represents cash from operating activities less payment for the acquisition of property, equipment and intangible assets and acquired businesses net of cash acquired. MercadoLibre considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the Company's operations after the purchases of property, and equipment, of intangible assets and of acquired businesses net of cash acquired. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the Company's cash balance for the period.

Reconciliation of Operating Cash Flows to Free Cash Flows

	Three Months Ended June 30,
	2013	2012

Net Cash provided by Operating Activities	$ 29.1	$ 39.5

Payment for acquired businesses, net of cash acquired	--	--

Purchase of intangible assets	(0.0)	(1.4)

Purchases of property and equipment	(35.2)	(4.6)

Free cash flows	$ (6.2)	$ 33.5

The table above may not total due to rounding.
CONTACT: MercadoLibre, Inc.
         Investor Relations
         investor@mercadolibre.com
         http://investor.mercadolibre.com